3: UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): March 18, 2003

DELTA MUTUAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30563 14-1818394

(Commission File Number) (IRS Employer Identification No.)

111 North Branch Street, Sellersville, Pennsylvania 18960

(Address of principal executive offices) (Zip Code)

1730 Rhode Island Avenue, Suite 812, Washington, DC 20036

(Former Address)

(215) 258-2800

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On March 21, 2003, the Registrant issued the press release attached as Exhibit 99.1 in connection with the execution and delivery of a certain Letter of Intent signed by and between the Registrant and Hi-Tech Consulting and Construction,

Inc., a copy of which is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits

(c) Exhibits

10.2 Letter of Intent, dated March 21, 2003, by and between

Registrant and Hi-Tech Consulting and Construction, Inc.

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DELTA MUTUAL, INC.

Dated: March 21, 2003 By: /s/ Peter F. Russo______

Peter F. Russo

Exhibit 10.2

Delta Mutual Inc.

March 18, 2003

PERSONAL AND CONFIDENTIAL

Mr. David Razmara

1725 Gosnell Road Suite 203

Vienna, Virginia

Dear Mr. Razmara:

This shall serve as an expression of interest by and between Delta Mutual, Inc. .("DELTA") and Hi-Tech Consulting and Construction, Inc. ("Hi-Tech") pursuant to which both parties desire to form a joint venture company to be named "Delta-Envirotech, Inc.", to provide environmental technology services primarily to markets in the Middle East and Africa. The formation of the joint venture shall be subject to and conditioned upon the completion, concluded to the mutual satisifaction of both parties, of an exclusive due diligence investigation by the parties.

Delta and Hi-Tech have been engaged in preliminary discussions concerning the establishment of a joint venture for several months. The parties now desire to move discussions toward a more formal relationship and agree that the following terms and conditions shall govern their respective actions and obligations during the term of this Letter of Intent.

1. Due Diligence Investigation. Both parties agree that each shall have an exclusive 30 day period, commencing on the date hereof, during which each party shall have the exclusive right to investigate each other's financial condition and business operations. During the Due Diligence Period, each party shall provide access to the other and its respective representatives and agents all of the documents and information deemed reasonably necessary in order to conduct its respective due diligence investigation.

2. Exclusive Dealing Covenant . Each party covenants to the other that it shall not seek or negotiate with any third party to enter into or consummate a transaction similar to that contemplated by the formation of the joint venture at any time during the Due Diligence Period. This promise of "exclusive dealing" is one of the few enforceable promises contained in this Letter of Intent and is being relied upon by each of the parties as a material and substantial part of the consideration to execute and deliver this Letter of Intent. We agree to refer to this promise as the "Exclusive Dealing Covenant" in this Letter of Intent.

3. Hi-Tech's Business Operations. Hi-Tech has been engaged in consulting, construction management, supervision and civil and structural engineering projects in the Middle East and Africa for than 12 years, operating in countries such as, Saudi Arabia, Kuwait, United Arab Emirates Iran, Nigeria, and Ghana. Hi-Tech has an established network of in-country nationals and/or strategic partners and that these business relationships have provided Hi-Tech with a competitive advantage in the Middle East and Africa.

4. Delta's Business Operations and Capital. Delta is a "public" reporting company under United States securities laws whose equity securities are traded on the OTC Electronic Bulletin Board. Delta's plan of operations includes targeting environmental technology and remediation projects, including waste derived alternative fuel initiatives through strategic partnerships such as the joint venture contemplated in this Letter of Intent, focusing on markets in certain republics of the former Soviet Union, Central and Eastern European countries as well as in the Middle East and Africa.

5. The General Conditions for Consummation of The Joint Venture. The parties agree that the following must be concluded to their mutual satisfaction in order that the joint venture maybe consummated.

      Delta and Hi-Tech shall prepare a capital and budget plan for its operations.

      Delta and Hi-Tech shall agree on the joint venture's management team .

      Delta and Hi-Tech shall mutually agree upon the priority of the potential projects and their strategic allocation of business resources.

6. Definitive Agreement. Delta and Hi-Tech shall endeavor to complete their respective investigations of the other's business standing as well agree on the other aspects contemplated by forming the joint venture and negotiate a definitive agreement setting forth all of the terms and final conditions that shall control the protection of the parties trade secrets and confidential information both during and following the Due Diligence Period.

7. Confidentiality. Each party agrees not to disclose any confidential information received by the other during the Due Diligence Period to any other party without the consent of the revealing party.

8. Enforceable Terms of This Letter of Intent. Only the promises made in the "Exclusive Dealing Covenant", at paragraph 2 and the promises of confidentiality made in paragraph 7 and hereby incorporated by reference herein, are "enforceable" promises of the Letter of Intent. Each party acknowledges that any breach or threatened breach by either party of any of these premises shall permit a party to obtain an injunction against any such breach or threatened breach in the Superior Court, Somerset County, State of New Jersey, to which court's personal jurisdiction both parties hereby expressly consent and waive any objections that such court is an inconvenient forum or venue; each party again further acknowledges that the party's promises made in paragraph 7 represent a material part of the consideration upon which each party is relying in order to execute and deliver this Letter of Intent and that any breach or threatened breach of these subject premises will result in irreparable harm and injuries to a party's business and financial condition that can not be measured in terms of monetary damages, and, therefore, each party is relying upon the rights set forth in this paragraph 8 in order to protect their most valuable rights and information. Except for these two explicit rights, nothing else in this Letter of Intent represents a legal and enforceable contract right.

9. Termination. Either party may terminate this Letter of Intent upon written notice to the other party without cause or any reason whatsoever, provided, however, that the promises and remedies set forth in paragraph 7 shall survive any such termination. Each party acknowledges that it shall bear its own costs and expenses that may arise in connection with the preparation, negotiation and due diligence investigation surrounding this Letter of Intent, any definitive agreement following the date hereof and in connection with forming the Joint Venture.

Please acknowledge your agreement to the foregoing provisions contained in this Letter of Intent by signing where indicated below.

Very Truly Yours,

Delta Mutual, Inc.

By: /s/ Peter F. Russo______

Peter F. Russo, President

AGREED AND ACCEPTED BY:

Hi-Tech Consulting and Construction, Inc.

By: /s/ David Razmara______

David Razmara, President

Exhibit 99.1

Delta Mutual Inc.

PRESS RELEASE

Sellersville, PA, March 21, 2003

Delta Mutual, Inc. Continues Strategic Development

Delta Mutual, Inc. announced the signing of a Letter of Intent to form a joint venture company with Hi-Tech Consulting and Construction, Inc., a Virginia based corporation ("Hi-Tech"). The joint venture company, to be named Delta-Envirotech, Inc., will be based in Virginia and focus on participating in government sponsored pollution remediation projects located primarily in the Middle East and Africa. Hi-Tech has been involved in construction management, supervision and civil engineering projects in Saudi Arabia, the United Arab Emirates, Kuwait, Nigeria and Ghana for more than 7 years. Hi-Tech projects have included the development of the business plan for $450 million crude oil refinery in Nigeria; a $6 million water desalinization facility in the UAE; a preliminary study and business plan for a $200 million power plant refurbishment in Nigeria and a $50 million property development for low-income housing in Iran.

Forward Looking-Statement

This Press Release contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

    Business strategy and development plans
    Plans for entering into new business and acquisitions
    Anticipated sources of funds, including the proceeds from future operations
    Plans, objectives, expectations and intentions contained in this Press Release that are not historical facts

When used in this Press Release, the words "expects", "intends", "projects", "plans", "believes", "seeks", "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those discussed in this Press Release. We assume no obligation to update any forward-looking statement.

Contact:

Peter F. Russo, 215/258-2800

Fax: 215/258-2870